Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Retension Pharmaceuticals, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share	(1)	457(o)		$	$57,500,000.00		$7,940.75

Total Offering Amounts:							$57,500,000.00		7,940.75
Total Fees Previously Paid:									7,940.75
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement on Form S-1 (this “Registration Statement”) covers shares of common stock, par value of $0.0001 per share, of Retension Pharmaceuticals, Inc. (the “Company” or “Registrant”) to be issued and sold by the Company pursuant to the Underwriting Agreement by and between the Company and the Underwriters named therein, including shares that may be sold pursuant to the Underwriters’ over-allotment option, if any. The Registrant previously paid a registration fee of $7,940.75 at a fee rate of 0.0001381 in connection with the initial filing of the Registration Statement on September 18, 2026, for a maximum aggregate offering price of $57,500,000 calculated pursuant to Rule 457(o).

The offering has been reduced to a maximum aggregate offering price of $49,335,000, reflecting a registration fee of $4,292.15, calculated based on a fee rate of 0.000087, which has been previously paid.

The registration fee of $4,292.15, calculated in accordance with Rule 457(o), is based on a maximum aggregate offering price of $49,335,000 at a fee rate of 0.000087, which became effective as of October 1, 2026.

The prior registration fee of $7,940.75, calculated in accordance with Rule 457(o), was based on a maximum aggregate offering price of $57,500,000 at a fee rate of 0.0001381.